Exhibit 16.1

February 12, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 6, 2013, of InnSuites Hospitality Trust and are in agreement with the statements contained therein, except for the statement regarding the board approving our resignation in paragraph (a) and all of paragraph (b), for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

/s/ Moss Adams LLP